UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported):October 31, 2006

VERIDICOM INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Delaware	000-12382	95-2577731
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

21 Water Street, 5th Floor, Vancouver, British Columbia V6B 1A1
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (206) 224-6206

Copies to:
Marc Ross, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

To obtain funding for general corporate and operating purposes, including product development and enhancements, sales and marketing efforts and payment of consulting and legal fees, Veridicom International, Inc. (the “Company”) entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the “Investors”) on October 31, 2006 for the sale of (i) $500,000 in callable secured convertible notes (the “Notes”) and (ii) stock purchase warrants (the “Warrants”) to buy an aggregate of 10,000,000 shares of our common stock. On October 31, 2006, the Investors purchased the $500,000 in Notes and received Warrants to purchase an aggregate of 10,000,000 shares of our common stock

The Notes bear interest at 6%, mature three years from the date of issuance, and are convertible into our common stock, at the Investors' option, at a conversion price equal to the lower of (i) $0.04 or (ii) 50% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of October 31, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.0117 and, therefore, the conversion price for the secured convertible notes was $0.00585. Based on this conversion price, the $500,000 Notes, excluding interest, were convertible into 85,470,085 shares of our common stock.

The Company may prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, we have granted the Investors a security interest in substantially all of the Company’s assets and intellectual property as well as registration rights.

The Warrants are exercisable until five years from the date of issuance at a purchase price of $0.04 per share. In addition, the exercise price of the Warrants is adjusted in the event we issue common stock at a price below market.

The Investors have contractually agreed to restrict their ability to convert the callable secured convertible notes and exercise the warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our common stock.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The sale of the Notes described in Item 1.01 was completed on October 31, 2006. The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

Item 3.02  Unregistered Sales of Equity Securities

The Notes and Warrants described in Item 1.01 were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.   Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

4.1	Form of 6% Secured Convertible Note issued October 31, 2006
4.2	Form of Warrant issued October 31, 2006
4.3	Registration Rights Agreement dated October 31, 2006
10.1	Securities Purchase Agreement dated October 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veridicom International, Inc.

Date: November 6, 2006	By:	/s/ Paul Mann
Name: Paul Mann
Title: Chief Executive Officer